The UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting and Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2015, Giga-tronics Incorporated (the “Company”) received a letter from The Nasdaq Stock Market informing the Company that a Nasdaq Hearings Panel (the “Panel”) determined that the Company had regained compliance with Nasdaq Listing Rule 5550(b)(1), the mininumum stockholders’ equity rule (the “Stockholders’ Equity Rule”). As a result, the Panel determined that the Company is in compliance with all applicable listing standards required for listing on The Nasdaq Capital Market, and accordingly, the Panel has determined to continue the listing of the Company’s securities on The Nasdaq Stock Market. However, because the Company has met compliance with the Stockholders’ Equity Rule by a thin margin, the Panel has imposed a Panel Monitor to monitor the Company’s continued compliance with the Stockholders’ Equity Rule until February 27, 2016. The Company is under certain notification obligations during this time period, including the obligation to notify the Panel Monitor if it fails to comply with the Stockholders’ Equity Rule or any other applicable listing requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2015	GIGA-TRONICS INCORPORATED

	By:	/s/ John R. Regazzi
President and Chief Executive Officer